Exhibit 99.1

Progenics Pharmaceuticals, Inc. One World Trade Center 47th Floor, Suite J New York, New York 10007 (646) 975-2500 www.progenics.com

Contact:	Melissa Downs Investor Relations (646) 975-2533 mdowns@progenics.com

Progenics Acquires AZEDRA® (iobenguane I 131) Radiopharmaceutical Manufacturing Facility

NEW YORK, NY, February 11, 2019 – Progenics Pharmaceuticals, Inc. (NASDAQ:PGNX), an oncology company developing innovative medicines and imaging analysis technology for targeting and treating cancer, today announced that it has acquired the Somerset, NJ manufacturing facility for AZEDRA® (iobenguane I 131) for cash consideration of $8.0 million. AZEDRA is the first and only FDA-approved radiopharmaceutical indicated for the treatment of pheochromocytoma and paraganglioma, ultra-rare cancers.

This Somerset site serves as the launch facility for AZEDRA and will also provide manufacturing support for the Company’s development stage radiopharmaceuticals, including 1095.  The production of AZEDRA uses a proprietary Ultratrace® process which concentrates the MIBG targeted radiolytic activity by eliminating non-therapeutic “cold” MIBG molecules, giving AZEDRA a uniquely high specific activity.

Progenics has also secured the long-term supply of iodine necessary for the production of both AZEDRA and 1095.

“This strategic transaction extends our leadership position in radiopharmaceuticals, establishing the infrastructure and manufacturing capabilities to label multiple types of isotopes, including iodine-131,” stated Mark Baker, CEO of Progenics. “With this transaction, we are building the capabilities to ensure the supply of AZEDRA.”

About Progenics

Progenics develops innovative medicines and other technologies to target and treat cancer, including: therapeutic agents designed to treat cancer (AZEDRA®, 1095, and PSMA TTC); prostate-specific membrane antigen (“PSMA”) targeted imaging agents for prostate cancer (PyLTM); and imaging analysis technology (aBSI and PSMA AI). Progenics has two commercial products, AZEDRA, for the treatment of patients with unresectable, locally advanced or metastatic pheochromocytoma or paraganglioma (rare neuroendocrine tumors of neural crest origin) who require systemic anticancer therapy; and RELISTOR® (methylnaltrexone bromide) for the treatment of opioid-induced constipation, which is partnered with Bausch Health Companies Inc.

Progenics Acquires AZEDRA® (iobenguane I 131) Radiopharmaceutical Manufacturing Facility	Page 2

This press release contains "forward-looking statements" regarding future events. Statements contained in this communication that refer to Progenics' estimated or anticipated future results or other non-historical facts are forward-looking statements that reflect Progenics' current expectations regarding the AZEDRA manufacturing site and Progenics’ current perspective of existing trends and information as of the date of this communication. Forward looking statements are generally accompanied by words such as "anticipate," "believe," "plan," "could," "should," "estimate," "expect," "forecast," "outlook," "guidance," "intend," "may," "might," "will," "possible," "potential," "predict," "project," or other similar words, phrases or expressions. Such statements are predictions only and are subject to risks and uncertainties that could cause actual events or results to differ materially. These risks and uncertainties include, among others, market acceptance for approved products; the cost, timing and unpredictability of results of clinical trials and other development activities and collaborations; our ability to successfully develop and commercialize products, such as 1095; our ability to operate the AZEDRA manufacturing site in a manner consistent with our current intentions; the effectiveness of the efforts of our partners to market and sell products on which we collaborate and the royalty revenue generated thereby; generic and other competition; the possible impairment of, inability to obtain and costs of obtaining intellectual property rights; possible product safety or efficacy concerns, general business, financial, regulatory and accounting matters, litigation and other risks. More information concerning Progenics and such risks and uncertainties is available on its website, and in its press releases and reports it files with the U.S. Securities and Exchange Commission, including those risk factors included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as updated in its subsequent Quarterly Reports on Form 10-Q. Progenics is providing the information in this press release as of its date and, except as expressly required by law, Progenics disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.

Additional information concerning Progenics and its business may be available in press releases or other public announcements and public filings made after this release. For more information, please visit www.progenics.com. Information on or accessed through our website or social media sites is not included in the company's SEC filings.

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